Exhibit 99.3

PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following Pro Forma Condensed Consolidated Financial Statements of Allin Corporation (the “Company”) are based on its historical financial statements, adjusted to give effect to its July 26, 2005 acquisition of all of the outstanding equity interests of CodeLab Technology Group, Inc. (“CodeLab”). Upon closing , in consideration for all of the issued and outstanding capital stock of CodeLab, as well as the termination of all option agreements to purchase CodeLab’s capital stock, the Company delivered to the former shareholders and option holders of CodeLab purchase consideration consisting of cash and common stock of the Company, as follows: (i) a cash payment of $2,500,000, reduced by a holdback amount of $100,000 which shall be adjusted based on the results of a sales and use tax audit of CodeLab which was pending as of the closing date, and an adjustment for working capital pursuant to the terms of the Purchase Agreement; and (ii) 500,000 shares of the Company’s common stock.

The Purchase Agreement also provides for annual payments of contingent consideration to be paid to the former shareholders and option holders of CodeLab for each of the three annual periods ending July 31, 2006, 2007 and 2008, consisting of a combination of cash and shares of the Company’s common stock. The Purchase Agreement provides, however, that the Company may at its sole option elect to pay the annual contingent payments in all cash. The annual contingent payments consisting of cash and shares in the three annual periods ending July 31, 2006, 2007 and 2008 will be calculated pursuant to a negotiated formula, as specifically set forth in the Purchase Agreement, that is based upon an agreed to multiple of the net operating profit of CodeLab’s business, determined on an accrual basis before deductions for income taxes, interest, depreciation and amortization, in the relevant annual period, and subject to further adjustments as set forth in the Purchase Agreement, including potential setoffs by the Company for certain indemnification claims. The total annual contingent payments shall not exceed $5,600,000 in any or all of the three annual periods ending July 31, 2006, 2007 and 2008, and shall be made by the Company not later than 120 days following the end of such annual period.

The Pro Forma Condensed Consolidated Statements of Operations for the year ended December 31, 2004 and for the six months ended June 30, 2005 assume that the acquisition of CodeLab occurred on January 1, 2004. The Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2004 also assumes that the Company’s November 2004 acquisitions of the Computer Resources division of McCrory & McDowell LLC (“Computer Resources”) and Accounting Technology Professionals, L.L.C. d/b/a Jimary Business Systems (“Jimary Business Systems”) also occurred on January 1, 2004. The Pro Forma Condensed Consolidated Financial Statements also assume that the Company’s July 26, 2005 issuance of Series H Redeemable Preferred Stock and warrants occurred on January 1, 2004.

The pro forma condensed consolidated financial information reflects the purchase method of accounting for the acquisition of CodeLab, and accordingly is based on estimated purchase accounting adjustments that are subject to further revision upon completion of appraisals and other studies of the fair value of assets and liabilities. Final purchase accounting adjustments will also differ from the pro forma adjustments presented herein and described in the accompanying notes due to the results of operations of CodeLab from July 1, 2005 to the date of acquisition.

There were no intercompany sales or expenses recorded between the Company, CodeLab, Computer Resources and Jimary Business Systems during the periods presented.

The pro forma condensed consolidated financial information reflects certain assumptions described above and in Notes to Pro Forma Condensed Consolidated Financial Statements below. The pro forma financial information does not purport to present what the Company’s results of operations would actually have been if the acquisitions of CodeLab, Computer Resources and Jimary Business Systems had occurred on the assumed date, as specified above, or to project the Company’s financial condition or results of operations for any future period.

The pro forma condensed consolidated financial information should be read in conjunction with the Company’s historical consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10–K for the year ended December 31, 2004 and the Company’s Quarterly Report on Form 10–Q for the quarterly period ended June 30, 2005 and the financial statements and notes thereto of CodeLab filed herewith.

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF JUNE 30, 2005

(Unaudited)

(Dollars in thousands)

	Consolidated Allin Corporation	CodeLab Technology Group, Inc.	Pro Forma Adjustments for Acquisition of CodeLab Technology Group, Inc.		Note	Pro Forma Consolidated
ASSETS:
Current Assets:
Cash and cash equivalents	$1,808	$524		$(284)	(1)(5)	$2,048
					(6)(9)
Accounts and note receivable	2,427	475				2,902
Unbilled receivable	102	157				259
Inventory	76	—				76
Prepaid Expenses	188	141				329
Costs and estimated gross margins in excess of billings	293	—				293
Deferred income tax asset	138	—				138

Total current assets	5,032	1,297				6,045
Property and equipment, net	161	104				265
Goodwill and intangible assets	2,104	—		1,626	(2)(7)	3,730
					(8)
Other assets	8	27				35

Total assets	$7,305	1,428				$10,075

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Bank line of credit	$—	$16	$			$16
Accounts payable	824	$132				956
Accrued liabilities	673	3		204	(3)(6)	880
Income taxes payable	—	252		(118)	(10)	134
Current portion of deferred tax liability	—	33				33
Deferred revenue	259	345				604

Total current liabilities	1,756	781				2,623
Non-current portion of deferred tax liability		29				29
Non-current portion of dividends on preferred stock	2,592	—				2,592
Shareholders’ equity:
Preferred stock	6,726	—		1,910	(5)	8,636
Common stock	70	—		5	(1)	75
Other equity	39,481	(83)		388	(1)(4)	39,786
					(5)(6)
(Accumulated deficit) retained earnings	(43,320)	701		(1,047)	(4)(7)	(43,666)

					(8)(9)
					(10)
Shareholder’s equity	2,957	618				4,831

				(659)
Total liabilities and shareholders’ equity	$7,305	1,428				$10,075

The accompanying notes are an integral part of these financial statements.

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2004

(Unaudited)

(Dollars in thousands, except per share data)

	Consolidated Allin Corporation	2004 Acquistions of Computer Resources and Jimary Business Systems Note (1)	CodeLab Technology Group, Inc.	Pro Forma Adjustments for Acquisitions		Note	Pro Forma Consolidated
Revenue	$12,566	$1,683	$4,060	$			$18,309
Cost of sales	6,028	821	2,143				8,992

Gross profit	6,538	862	1,917				9,317
Selling, general & administrative	6,219	607	1,142		329	(2)(3)	8,297

Income from operations	319	255	775				1,020
Interest expense (income), net	36	17	8		9	(4)	70

Income before income tax (benefit) provision	283	238	767				950
(Benefit) provision for income taxes	(1)	—	286		(199)	(6)	86

Net income	284	238	481				864
Accertion and dividends on preferred stock	740	—	—		300	(5)	1,040

Net (loss) income attributable to common shareholders	$(456)	$238	$481				$(176)

Net (loss) earnings per common share - basic and diluted	$(0.07)						$(0.02)

Weighted average shares outstanding - basic and diluted	6,967,339						7,467,339

The accompanying notes are an integral part of these financial statements.

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2005

(Unaudited)

(Dollars in thousands, except per share data)

	Consolidated Allin Corporation	CodeLab Technology Group, Inc.		Pro Forma Adjustments for Acquisition of CodeLab Technology Group, Inc.		Note	Pro Forma Consolidated
Revenue	$6,912		$1,381	$			$8,293
Cost of sales	3,099		394				3,493

Gross profit	3,813		987				4,800
Selling, general & administrative	3,875		614		126	(3)	4,615

(Loss) income from operations	(62)		373				185
Interest expense (income), net	4		(1)				3

(Loss) income before income tax (benefit) provision	(66)		374				182
(Benefit) provision for income taxes	—		168		(118)	(6)	50

Net (loss) income	(66)		206				132
Accertion and dividends on preferred stock	377		—		150	(5)	527

Net (loss) income attributable to common shareholders	$(443)		$206				$(395)

Net (loss) earnings per common share - basic and diluted	$(0.06)	$					$(0.05)

Weighted average shares outstanding - basic and diluted	6,967,339						7,467,339

The accompanying notes are an integral part of these financial statements.

NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

(Dollars in thousands, except per share data)

The pro forma adjustments to the condensed consolidated balance sheets are as follows:

(1)	To record the purchase price consideration for the Company’s acquisition of CodeLab, including a cash payment of $2,400, the issuance of 500,000 shares of the Company’s common stock to certain selling CodeLab equity interest holders valued at $0.34 per share resulting in a credit to shareholder’s equity of $17. The number of shares and valuation placed on the common stock issued corresponds to that utilized in the actual acquisition.

(2)	To record the estimated excess purchase price of approximately $2,081 to be assigned to intangible assets. An independent appraisal to establish fair values for identified intangible assets, expected to include customer-related and non-competition assets, is currently in process. The Company anticipates the appraisal will be completed prior to the Company’s next quarterly report.

(3)	To record an estimated liability of $129 for professional, legal and accounting fees incurred or expected to be incurred in connection with the acquisition. Such fees have been added to the Company’s estimated investment in CodeLab in estimating the excess purchase price.

(4)	To reflect elimination of CodeLab’s equity balance of $618 as of June 30, 2005.

(5)	To record the net proceeds of $2,500 from the issuance of 250 shares of the Company’s Series H Redeemable Preferred Stock and related warrants. Such proceeds were utilized in connection with the acquisition of CodeLab. Proceeds of $1,910 and $590, respectively, were allocated to the Series H preferred stock and the related warrants based on a pro-ration of their respective estimated intrinsic values.

(6)	To reflect the accrual of $300 and $150 of dividends on Series H preferred stock for the year ended December 31, 2004 and the six months ended June 30, 2005, respectively. To reflect the disbursement of $225 and $150 of dividends on Series H preferred stock for the year ended December 31, 2004 and the six months ended June 30, 2005, respectively.

(7)	To record estimated amortization of $77 related to intangible assets recorded in connection with the acquisitions of Computer Resources and Jimary Business Systems, including customer lists and a non-competition agreement, for the portion of 2004 prior to the Company’s acquisition of the businesses.

(8)	To record estimated amortization related to intangible assets recorded in connection with the acquisition of CodeLab, which are expected to include customer-related and non-competition assets. Estimated amortization expense is $252 for the year ended December 31, 2004 and $126 for the six months ended June 30, 2005.

(9)	To reflect foregone interest income of $9 based on estimated money market rates on $453 of the Company’s working capital assumed to have been utilized earlier for cash consideration related to the Jimary Business Systems acquisition. Interest income is estimated to have been foregone for 10.5 months of 2004.

(10)	To reflect a reduction in the current federal income tax liability of $118, due to the Company’s net operating loss carryforwards which may be utilized to partially offset the CodeLab federal income tax provision.

NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

(Dollars in thousands, except per share data)

The pro forma adjustments to the condensed consolidated statements of operations are as follows:

(1)	The results of operations for Computer Resources and Jimary Business Systems for the year ended December 31, 2004 reflect the portion of 2004 prior to their acquisition by the Company.

(2)	To record estimated amortization expense of $77 related to intangible assets recorded in connection with the acquisitions of Computer Resources and Jimary Business Systems, including customer lists and a non-competition agreement, for the portion of 2004 prior to the Company’s acquisition of the businesses.

(3)	To record estimated amortization expense related to intangible assets recorded in connection with the acquisition of CodeLab, expected to include customer-related and non-competition assets. Estimated amortization expense is $252 for the year ended December 31, 2004 and $126 for the six months ended June 30, 2005.

(4)	To reflect foregone interest income of $9 based on estimated money market rates on $453 of the Company’s working capital assumed to have been utilized earlier for cash consideration related to the Jimary Business Systems acquisition. Interest income is estimated to have been foregone for 10.5 months of 2004.

(5)	To reflect the accrual of $300 and $150 of dividends on Series H preferred stock for the year ended December 31, 2004 and the six months ended June 30, 2005, respectively.

(6)	To reflect a reduction in the federal income tax provision, due to the Company’s net operating loss carryforwards which may be utilized to partially offset the CodeLab federal income tax provision. The pro forma adjustments are $199 and $118, respectively, for the year ended December 31, 2004 and the six months ended June 30, 2005.